Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Z Trim Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2012, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Steven J. Cohen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven J. Cohen
Steven J. Cohen
Chief Executive Officer
November 13, 2012

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Z Trim Holdings, Inc. and will be retained by Z Trim Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.